UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 4, 2013

National Holdings Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-12629	36-4128138
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

120 Broadway, 27th Floor, New York, NY	10271
(Address of Principal Executive Offices)	(Zip Code)

(212) 417-8000

(Registrant's Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07      Submission of Matters to a Vote of Security Holders.

On April 4, 2013, National Holdings Corporation, a Delaware corporation (the "Company"), held its 2013 Annual Meeting of Stockholders. There were 86,654,709 shares of common stock entitled to be voted. There were 53,786,894 shares of common stock voted in person or by proxy. The following matters were voted upon and the results of the voting were as follows:

(1)     A proposal to elect three (3) class III directors to serve until the 2016 Annual Meeting of Stockholders and until their successors are elected and qualified. The nominees, Mark Goldwasser, Leonard Sokolow and Salvatore Giardina, were elected to serve as class III directors. The results of the voting were as follows:

Nominees	Votes For	Votes Against	Abstentions	Broker Non-Votes
Mark Goldwasser	52,563,373	1,197,011	26,510	-
Leonard Sokolow	48,892,395	4,874,382	20,160	-
Salvatore Giardina	50,532,963	3,207,078	46,853	-

(2)     A non-binding advisory proposal to approve the Company’s executive compensation. The proposal was approved and the results of the voting were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
50,435,515	3,199,170	152,209	-

(3)     A non-binding advisory proposal on the frequency (every one, two or three years) of the non-binding vote on executive compensation. A frequency of two years was approved and the results were as follows:

Every Year	Every Two Years	Every Three Years	Abstentions	Broker Non-Votes
18,892,358	19,393,809	15,348,289	152,438	-

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Holdings Corporation (Registrant)

Date: April 8, 2013	By:	/s/ Mark D. Klein
Mark D. Klein Chief Executive Officer